UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 3, 2014, Scott R. Crawley, President, Global Operations of ModusLink Global Solutions, Inc. (the “Registrant”), informed the Registrant that he believes that he has “Good Reason” to terminate his employment in accordance with the terms of his Executive Severance Agreement with the Registrant dated August 29, 2011, as amended (the “Agreement”). Mr. Crawley believes that the Registrant has thirty days under the Agreement to remedy the condition giving rise to his asserted “Good Reason,” and that if not remedied within that time period, Mr. Crawley will consider himself to have been terminated by the Registrant effective April 2, 2014. The Registrant is considering its possible options.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: March 5, 2014	By:	/s/ Steven G. Crane
		Name:	Steven G. Crane
		Title:	Chief Financial Officer